UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 12, 2009
Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 240-662-2000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On August 12, 2009, Discovery Communications, LLC (“DCL”) and Discovery Communications, Inc. (the “Guarantor”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement, for the issuance and sale by DCL of $500 million aggregate principal amount of 5.625% Senior Notes due 2019 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-160043) and a related preliminary prospectus supplement and final prospectus supplement filed with the Securities and Exchange Commission.
DCL expects the net proceeds from the offering to be approximately $493 million after deducting the underwriting discount and its estimated expenses related to the offering. DCL will use the net proceeds of the offering to repay approximately $428 million of indebtedness outstanding under its Term Loan A, prior to final maturity on October 31, 2010. The remaining proceeds will be used for general corporate purposes. The offering of the Notes is expected to close on August 19, 2009, subject to customary closing conditions.
The Notes are to be issued pursuant to an indenture and a supplemental indenture (collectively, the “Indenture”) to be entered into among DCL, the Guarantor and U.S. Bank National Association, as trustee. DCL’s obligations under the Notes and the Indenture will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor.
The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In connection with the offering of the Notes, the Company is filing the Computation of Ratio of Earnings to Fixed Charges as Exhibit 12.1 to this Current Report on Form 8-K.
Wilmer Cutler Pickering Hale and Dorr LLP, counsel to DCL, has issued an opinion to DCL, dated August 12, 2009, regarding the legality of the Notes and the guarantee upon issuance thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

1.1	Underwriting Agreement, dated August 12, 2009, among Discovery Communications, LLC, Discovery Communications, Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several Underwriters

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2009	DISCOVERY COMMUNICATIONS, INC.
	By:	/s/ Joseph A. LaSala, Jr.
		Name:	Joseph A. LaSala, Jr.
		Title:	Senior Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement, dated August 12, 2009, among Discovery Communications, LLC, Discovery Communications, Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several Underwriters

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)